Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 18, 2005, accompanying the financial statements and schedule incorporated by reference in the Annual Report of Federal Realty Investment Trust Savings and Retirement 401(k) Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Federal Realty Investment Trust Savings and Retirement 401(k) Plan on Form S-8 (File No. 333-63986, effective June 27, 2001).

Grant Thornton LLP

Vienna, Virginia

June 24, 2005